As filed with the Securities and Exchange Commission on April 1, 2013	Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_________________________________

TALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	400 Oyster Point Blvd., Suite 200 South San Francisco, CA 94080	32-0064979
(State or other jurisdiction of	Telephone (650) 588-6404	(I.R.S. Employer
Incorporation or organization)	(Address of principal executive offices)	Identification No.)

_______________________________

2010 EQUITY INCENTIVE PLAN
 (Full title of the Plan)
__________________________

Mr. Craig W. Carlson
Sr. Vice President & Chief Financial Officer
Talon Therapeutics, Inc.
400 Oyster Point Blvd., Suite 200
South San Francisco, CA 94080
Telephone: (650) 588-6404
Facsimile: (650) 588-2787
 (Name and address of agent for service)
Copies to: Christopher J. Melsha, Esq. Sean M. Nagle, Esq. Fredrikson & Byron, P.A. 200 South 6th Street, Suite 4000 Minneapolis, Minnesota 55402 Telephone: (612) 492-7000 Facsimile: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
____________________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share	2,500,000	$0.615	$1,537,500	$209.72

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the low and high sales prices of the Registrant’s Common Stock on March 27, 2013, as reported on the OTCQB tier of the OTC Markets.

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 2,500,000 additional shares of Common Stock for issuance under the Registrant’s 2010 Equity Incentive Plan, as amended (the “Plan”), thus increasing the total number of shares registered for issuance under the Plan from 10,000,000  to 12,500,000.  With the exception of Part II, Item 8, the contents of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-172229, are incorporated herein by reference.

PART II

Item 8.  Exhibits.

Exhibit	Description
4.1	Registrant’s 2010 Equity Incentive Plan, as amended through January 21, 2013 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed January 25, 2013).
4.2
Form of Stock Option Agreement under the Registrant’s 2010 Equity Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed February 14, 2011, SEC File No. 333-172229).

4.3
Form of Restricted Stock Agreement under the Registrant’s 2010 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed February 14, 2011, SEC File No. 333-172229).

4.4
Amended and Restated Certificate of Incorporation of the Registrant, as amended through September 7, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2010).

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed April 6, 2012).
4.6	Certificate of Designation of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 11, 2010).
4.7
Certificate of Amendment of Corrected Certificate of Designation of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 10, 2012).

4.8	Certificate of Designation of Series A-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed June 11, 2010).
4.9
Certificate of Amendment of Corrected Certificate of Designation of Series A-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed January 10, 2012).

4.10	Certificate of Designation of Series A-3 Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed January 10, 2012).
4.11	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2010).
5.1	Opinion of Fredrikson & Byron, P.A. as to the legality of the securities being registered
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on April 1, 2013.

Talon Therapeutics, Inc.

By:	/s/ Steven R. Deitcher, M.D.
Steven R. Deitcher, M.D. President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Steven R. Deitcher and Craig W. Carlson, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.  The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Steven R. Deitcher	President, Chief Executive Officer and Director	April 1, 2013
Steven R. Deitcher, M.D.	(Principal Executive Officer)

/s/ Craig W. Carlson	Senior Vice President and Chief Financial Officer	April 1, 2013
Craig W. Carlson	(Principal Financial Officer)

/s/ Samir M. Gharib	Controller, Director of Finance	April 1, 2013
Samir M. Gharib	(Principal Accounting Officer)

/s/ Howard P. Furst	Director	April 1, 2013
Howard P. Furst, M.D.

/s/ Paul V. Maier	Director	April 1, 2013
Paul V. Maier

/s/ Howard H. Pien	Director	April 1, 2013
Howard H. Pien

/s/ Leon E. Rosenberg	Chairman of the Board	April 1, 2013
Leon E. Rosenberg, M.D.

/s/ Robert J. Spiegel	Director	April 1, 2013
Robert J. Spiegel, M.D.

/s/ Elizabeth H. Weatherman	Director	April 1, 2013
Elizabeth H. Weatherman

INDEX TO EXHIBITS FILED HEREWITH

Exhibit	Description
5.1	Opinion of Fredrikson & Byron, P.A. as to the legality of the securities being registered
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

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